As filed with the Securities and Exchange Commission on February 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HILLENBRAND, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	26-1342272 (I.R.S. Employer Identification No.)

One Batesville Boulevard

Batesville, Indiana 47006

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Hillenbrand, Inc. Stock Incentive Plan

(Full title of the plan)

Nicholas R. Farrell

Senior Vice President, General Counsel, Secretary, and Chief Compliance Officer

Hillenbrand, Inc.

One Batesville Boulevard

Batesville, Indiana 47006

(812) 934-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen J. Hackman, Esq.

Ice Miller LLP

One American Square, Suite 2900

Indianapolis, Indiana 46282-0200

(317) 236-2289

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (3)(4)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee (4)
Common Stock, No Par Value	2,700,000 shares	$45.68	$123,336,000.00	$13,455.96

(1)  Represents 2,700,000 additional shares issuable under the Amended and Restated Hillenbrand, Inc. Stock Incentive Plan (the “Plan”).

(2)  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) is deemed to include additional shares issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

(3)  Estimated solely for the purpose of calculating the registration fee.

(4)  Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the common stock offered hereunder pursuant to the Plan is based on 2,700,000 shares reserved for issuance under the Plan at a price per share of $45.68, which is the average of the highest and lowest selling prices for the shares on the New York Stock Exchange on February 8, 2021.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) of Hillenbrand, Inc. (the “Company” or the “Registrant” or “we” or “our”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act to register 2,700,000 additional shares of the Company’s common stock, no par value (the “Common Stock”), under the Amended and Restated Hillenbrand, Inc. Stock Incentive Plan (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission on March 25, 2008, June 15, 2010, and March 6, 2014 (Registration No. 333-149893, 333-167508, and 333-194367, respectively).

PART I

INFORMATION REQUIRED IN THE
SECTION 10(A) PROSPECTUS

The information required by Part I is included in the documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act. In accordance with Rule 428 and the requirements of Part I of the Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference (excluding any information and exhibits furnished pursuant to Items 2.02 or 7.01 of any report on Form 8-K):

•	Our Annual Report on Form 10-K for the year ended September 30, 2020, filed November 12, 2020 (including portions of the Registrant’s Definitive Proxy Statement for the 2021 Annual Meeting of Shareholders, filed with the Commission on December 29, 2020, that are specifically incorporated therein by reference);

•	Our Current Report on Form 8-K filed on February 11, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, filed on February 3, 2021; and

•	Our Registration Statement No. 001-33794 on Form 10-12B filed with the Commission on March 24, 2008 pursuant to Section 12(b) of the Exchange Act, which describes the terms, rights and provisions applicable to our outstanding common stock, including any amendment or report filed for the purpose of updating such description.

Item 8. Exhibits.

The following documents are included as part of this Registration Statement.

Exhibit Number	Description

4.1	Restated and Amended Articles of Incorporation of Hillenbrand, Inc., effective as of February 13, 2020 (Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed February 14, 2020)
4.2	Amended and Restated Code of By-Laws of Hillenbrand, Inc., effective as of February 13, 2020 (Incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed February 14, 2020)
5.1*	Opinion of Ice Miller LLP
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Ice Miller LLP (contained in Exhibit 5.1 hereto)
24.1	Powers of Attorney (contained in the signature pages to this Registration Statement)
99.1	Amended and Restated Hillenbrand, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed February 11, 2021)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Batesville, Indiana, on the 11th day of February, 2021.

HILLENBRAND, INC.

By:	/s/ Nicholas R. Farrell
Nicholas R. Farrell Senior Vice President, General Counsel, Secretary, and Chief Compliance Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Kristina A. Cerniglia, Andrew S. Kitzmiller and Nicholas R. Farrell, and each of them, each with full power to act without the other, his/her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his/her substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of February 11, 2021.

Signature	Capacity

/s/ Joe A. Raver
Joe A. Raver	President, Chief Executive Officer and Director
(Principal Executive Officer)
/s/ Kristina A. Cerniglia
Kristina A. Cerniglia	Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
/s/ Andrew S. Kitzmiller
Andrew S. Kitzmiller	Vice President, Controller and Chief Accounting Officer
(Principal Accounting Officer)
/s/ F. Joseph Loughrey
F. Joseph Loughrey	Director

/s/ Thomas H. Johnson
Thomas H. Johnson	Director

/s/ Neil S. Novich
Neil S. Novich	Director

/s/ Joy M. Greenway
Joy M. Greenway	Director

/s/ Daniel C. Hillenbrand
Daniel C. Hillenbrand	Director

/s/ Helen W. Cornell
Helen W. Cornell	Director

/s/ Jennifer W. Rumsey
Jennifer W. Rumsey	Director

/s/ Stuart A. Taylor, II
Stuart A. Taylor, II	Director

/s/ Gary L. Collar
Gary L. Collar	Director